Exhibit 10.1

EXECUTIVE TRANSITION AND SEPARATION AGREEMENT

This Executive Transition and Separation Agreement (the “Agreement”) is made as of May 22, 2023 (the “Effective Date”) by and between Solid Biosciences Inc. (the “Company”) and Dr. Carl Morris (the “Executive”) (together, the “Parties”).

WHEREAS, the Company and the Executive are parties to the Employment Agreement dated as of January 25, 2019 (the “Employment Agreement”), under which the Executive currently serves as Chief Scientific Officer, Neuromuscular of the Company;

WHEREAS, the Parties desire to establish terms for the Executive’s transition and separation from employment with the Company;

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due to the Executive in connection with his transition and separation from employment with the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Separation Date; Resignation from Position(s); Transition Period -

(a) The Executive’s effective date of separation from employment with the Company will be July 14, 2023 (the “Separation Date”). The Executive hereby resigns from his position as Chief Scientific Officer, Neuromuscular and from any and all other positions he holds as an officer of the Company or any subsidiary as of the Separation Date and further agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company.

(b) As of the Separation Date, the Employment Agreement will terminate and be of no further force or effect; provided, however, that the Executive’s Restrictive Covenant Agreement (as defined in the Employment Agreement) (the “Restrictive Covenant Agreement”) shall remain in full force and effect thereafter.

(c) The period between the Effective Date and the Separation Date will be a transition period (the “Transition Period”). During the Transition Period, the Executive will continue to serve as Chief Scientific Officer, Neuromuscular of the Company and will perform on a full-time basis those duties consistent with his position and use his best efforts to professionally, timely and cooperatively perform such duties, as well as such additional transition duties as may be requested by and at the direction of the Company or its Board of Directors. During the Transition Period, the Executive will continue to receive his current base salary, to participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) and to be entitled to paid time off in accordance with Company policy.

(d) In connection with the Executive’s separation from employment, the Executive shall be paid, in accordance with applicable law and the Company’s regular payroll practices, all unpaid base salary earned through his Separation Date, any amounts for accrued unused paid time off to which the Executive is entitled through such date in accordance with Company policy, and reimbursement

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3

of any properly incurred unreimbursed business expenses incurred through such date (together, the “Accrued Obligations”). As of the Executive’s Separation Date, all salary payments from the Company will cease and any benefits the Executive had as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement.

(e) With respect to service through the Separation Date and during the Consulting Term (as defined below), the Executive’s outstanding equity awards will continue to vest and be exercisable in accordance with the terms of the applicable equity award agreement and the equity plan under which such award was granted.

2.
Consideration – In consideration of the Executive’s entering into and abiding by the commitments and obligations set forth in this Agreement, and provided the Executive (i) signs and returns this Agreement on the Effective Date, (ii) continues employment through the Separation Date in accordance with the terms hereof, (iii) signs and returns the Additional Release of Claims attached hereto as Attachment A (the “Additional Release”) no earlier than the Separation Date but by the later of the Separation Date and the twenty-second (22nd) day after the Receipt Date (as defined below), and does not timely revoke such Additional Release (as described therein), and (iv) complies with the terms of this Agreement, the Additional Release, and the Restrictive Covenant Agreement, the Company will provide the Executive with the following (the “Consideration”), the payment of which shall be subject to the provisions of Exhibit A of the Employment Agreement:

(a) Severance Pay – Commencing on the Company’s first regularly scheduled payroll date that follows the Additional Release Effective Date (as defined below) (the “Payment Commencement Date”), and continuing for twelve (12) months following the Payment Commencement Date, the Executive will receive severance pay in an amount equal to the ratable portion of his base salary as in effect on the Separation Date, less all applicable taxes and withholdings, in accordance with the Company’s regular payroll practices, resulting in an aggregate payment to the Executive of an amount equal to twelve (12) months of the Executive’s base salary in effect on the Separation Date.

(b) Group Health Insurance – Should the Executive be eligible for and timely elect to continue receiving group health insurance coverage under the law known as COBRA, the Company shall, commencing on the Separation Date, and continuing until the earlier of (x) the date that is twelve (12) months following the Separation Date and (y) the end of the calendar month in which the Executive becomes eligible to receive group health insurance coverage under another employer’s benefit plan (the “COBRA Contribution Period”), pay the share of the premium for such coverage that it pays for active and similarly-situated employees receiving the same type of coverage, unless the Company’s provision of such COBRA payments would violate the nondiscrimination requirements of applicable law, in which case this benefit will not apply. The balance of such premiums during the COBRA Contribution Period and all premium costs after the COBRA Contribution Period, shall be paid by the Executive on a monthly basis during the elected period of health insurance coverage under COBRA for as long as, and to the extent that, he remains eligible for and elects to remain enrolled in COBRA continuation coverage. The Executive agrees that, should he become eligible for group health insurance coverage from another employer prior to the date that is twelve (12) months following the Separation Date, he will so inform the Company in writing within five (5) business days of becoming eligible for such coverage.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3

(c) Bonus – The Company shall provide the Executive with aw bonus in an amount equal to $172,200.00 less applicable taxes and withholdings, which equals 100% of his Target Bonus (as defined in the Employment Agreement) for the year 2023. This payment shall be made to the Executive in accordance with the Company’s regular payroll practices in a lump sum on the Payment Commencement Date.

(d) Consulting Agreement – Upon the Separation Date, the Company and the Executive shall enter into a consulting agreement in the form attached to this Agreement as Attachment B (the “Consulting Agreement”).

Other than the Consideration and the Accrued Obligations, the Executive will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company following the Separation Date.

For the avoidance of doubt, the Executive acknowledges that he is not eligible for or entitled to receive any severance benefits pursuant to the Employment Agreement other than as set forth above, and further acknowledges that he will not be eligible to receive the Consideration (or any payments or benefits from the Company other than the Accrued Obligations) if he fails to timely enter into this Agreement and the Additional Release or if his employment is terminated by the Company for Cause or by him for any reason prior to the Separation Date, or if he fails to comply with his obligations under this Agreement, the Additional Release or the Restrictive Covenant Agreement.

3.
Release of Claims – In exchange for the consideration set forth in this Agreement, which the Executive acknowledges he would not otherwise be entitled to receive, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its past and present affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that the Executive ever had or now has against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to the Executive’s employment with or separation from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3

Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, and commissions; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company, contractual or otherwise (except for any such interests that continue to vest during the Transition Period due to the Executive’s continued employment during such period or during the Executive’s service as a consultant for the period the Executive is providing services under the Consulting Agreement (the “Consulting Term”); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent the Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that the Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and the Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive the Executive of his rights with respect to the Consideration, or any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; (iii) deprive the Executive of any rights the Executive may have to be indemnified by the Company as provided in any agreement between the Company and the Executive or pursuant to the Company’s Certificate of Incorporation or by-laws; or (iv) apply to any claims under the Age Discrimination in Employment Act.
4.
Continuing Obligations – The Executive acknowledges and reaffirms his obligation, except as otherwise permitted by Section 8 below, both during the Transition Period and thereafter, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by him during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. The Executive also acknowledges all of his continuing obligations pursuant to the Restrictive Covenant Agreement, which survive his separation from employment with the Company and shall remain in full force and effect.
5.
Non-Disparagement– The Executive understands and agrees that, except as otherwise permitted by Section 8 below, he will not, either during the Transition Period or thereafter, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Company, or any of the other Released Parties, or regarding the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. Likewise, the Company agrees to instruct its officers and directors not to make any false, disparaging, negative, critical, adverse, derogatory or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3

defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employee review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Executive; provided, however, that nothing herein shall be construed as requiring the Company to instruct any person not to make truthful disclosures to any governmental entity or in any litigation, agency action or arbitration.
6.
Return of Company Property – The Executive confirms that, no later than the Separation Date (or at such earlier time as requested by the Company), he will return to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in his possession or control and that he will leave intact all electronic Company documents, including but not limited to those that he developed or helped to develop during his employment. The Executive further confirms that, no later than the Separation Date (or at such earlier time as requested by the Company), he will cancel all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts. The Executive may retain such property, to the extent permitted by the Company, if necessary to provide services under the Consulting Agreement, until such time as the Consulting Agreement ends (or at such earlier time as requested by the Company).
7.
Confidentiality – The Executive understands and agrees that, except as otherwise permitted by Section 8 below, the contents of the negotiations and discussions resulting in this Agreement and the Additional Release shall be maintained as confidential by the Executive and his agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company.
8.
Scope of Disclosure Restrictions – Nothing in this Agreement, the Additional Release, or elsewhere prohibits the Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. The Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information the Executive obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding the Executive’s confidentiality and nondisclosure obligations, the Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
9.
Cooperation – The Executive agrees that, to the extent permitted by law, he shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3

before a state or federal court, any state or federal government agency, or a mediator or arbitrator. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in his possession, and to act as a witness when requested by the Company. The Executive further agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena (other than a subpoena issued by a government agency), or in the event that he is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.
10.
Amendment and Waiver – This Agreement and the Additional Release, upon their respective effective dates, shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement and the Additional Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors. No delay or omission by the Company in exercising any right under this Agreement or the Additional Release shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
11.
Validity – Should any provision of this Agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Additional Release.
12.
Nature of Agreement – Both Parties understand and agree that this Agreement, including the Additional Release, is a separation and release of claims agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or the Executive.
13.
Acknowledgments – The Executive acknowledges that he was initially presented with this Agreement on May 17, 2023 (the “Receipt Date”). The Executive acknowledges that he has been given a reasonable amount of time to consider this Agreement, and at least twenty-one (21) days from the Receipt Date to consider the Additional Release (such 21-day period, the “Consideration Period”), and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement and the Additional Release. The Executive further acknowledges and agrees that any changes made to this Agreement, the Additional Release, or any exhibits or attachments hereto following his initial receipt of such documents on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. The Executive understands that he may revoke the Additional Release for a period of seven (7) days after he signs it by notifying the Company in writing, and that the Additional Release shall not be effective or enforceable until the expiration of the seven (7) day revocation period (the day immediately following expiration of such revocation period, the “Additional Release Effective Date”). The Executive understands and agrees that by entering into the Additional Release he will be waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he will have received consideration beyond that to which he was previously entitled. The Executive further understands that he will not be eligible to receive the Consideration unless he timely signs, returns, and does not revoke the Additional Release.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3

14.
Voluntary Assent – The Executive affirms that no other promises or agreements of any kind have been made to or with the Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement and that he has had the opportunity to consult with counsel of his own choosing. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.
15.
Governing Law – This Agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Each of the Company and the Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement and the Additional Release or the subject matter thereof.
16.
Entire Agreement – This Agreement, including the Additional Release, and the Restrictive Covenant Agreement, contain and constitute the entire understanding and agreement between the Parties hereto with respect to the Executive’s transition and separation from the Company, and the settlement of claims against the Company, and supersedes all previous oral and written negotiations, agreements, commitments and writings in connection therewith.
17.
Tax Acknowledgement – In connection with the Consideration provided to the Executive pursuant to this Agreement and the Additional Release, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and the Executive shall be responsible for all applicable taxes with respect to such Consideration under applicable law. The Executive acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the Consideration set forth in Section 2 of this Agreement.
18.
Counterparts – This Agreement and the Additional Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo	Date:	05/22/2023
Name:	Alexander Cumbo
Title:	President and Chief Executive Officer

I hereby agree to the terms and conditions set forth above. I have been given a reasonable amount of time to consider this Agreement and I have chosen to execute this on the date below. I further understand that my receipt of the Consideration is contingent upon my timely execution, return and non-revocation of the Additional Release, and that I have been given at least twenty-one (21) days to consider such Additional Release and will have seven (7) days in which to revoke my acceptance after I sign such Additional Release.

CARL MORRIS

/s/ Carl Morris	Date:	05/22/2023

[Signature Page to Executive Transition and Separation Agreement]

ATTACHMENT A

Additional Release of Claims

This Additional Release of Claims (this “Additional Release”) is made by the Executive as of the date set forth opposite his signature below. Capitalized terms used but not defined herein have the meanings set forth in the Executive Transition and Separation Agreement to which this Additional Release is attached as Attachment A (the “Agreement”).

WHEREAS, the Executive’s Separation Date has occurred on or prior to the execution of this Additional Release; and

WHEREAS, the Executive is entering into this Additional Release in accordance with the terms and conditions set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive hereby agrees as follows:

1. Release – In exchange for the Consideration set forth in the Agreement, which the Executive acknowledges he would not otherwise be entitled to receive, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its past and present affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that the Executive ever had or now has against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with or separation from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.31

contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company, contractual or otherwise (except for any such interests that continued to vest during the Transition Period due to the Executive’s continued employment during such period or continue to vest during the Executive’s service as a consultant for the Consulting Term); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent the Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that the Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and the Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive the Executive of his rights with respect to the Consideration, as set forth in the Agreement, or any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; or (iii) deprive the Executive of any rights the Executive may have to be indemnified by the Company as provided in any agreement between the Company and the Executive or pursuant to the Company’s Certificate of Incorporation or by-laws.

2. Return of Company Property – The Executive confirms that he has returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in his possession or control, and that he has left intact all, and has otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that he developed or helped to develop during his employment, and that he has not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or known to the Company or that remain accessible to him; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. The Executive further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts. The Executive may retain such property, to the extent permitted by the Company, if necessary to provide services under the Consulting Agreement, until such time as the Consulting Agreement ends (or at such earlier time as requested by the Company).

3. Business Expenses; Final Compensation – The Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. The Executive further acknowledges that he has received all compensation due to him from the Company, including, but not limited to, all wages, bonuses and accrued, unused vacation time other than such amounts as are due in a final paycheck, and that he is not eligible or entitled to receive any additional payments or consideration from the Company beyond the Consideration.

4. Time for Consideration; Acknowledgments – The Executive acknowledges that, in order to receive the Consideration, he must sign and return this Additional Release no earlier than the Separation Date but by the later of the Separation Date and the twenty-second (22nd) day after the Receipt Date and he must continue to comply with his obligations under the Restrictive Covenant Agreement. The Executive acknowledges that he has been given at least twenty-one (21) days to consider this Additional Release, and that the Company advised him to consult with an attorney of his own choosing prior to signing this

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3

Additional Release. The Executive understands that he may revoke this Additional Release for a period of seven (7) days after he signs it by notifying the Company in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period. In the event the Executive executes this Additional Release within less than twenty-one (21) days after the Receipt Date, he acknowledges that such decision is entirely voluntary and that he has had the opportunity to consider such release until the end of the twenty-one (21) day period. The Executive understands and agrees that by entering into this Additional Release, he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled. For the avoidance of doubt, this Additional Release supplements, and in no way limits, the Agreement.

5. Voluntary Assent – The Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Additional Release, and that he fully understands the meaning and intent of this Additional Release. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. The Executive further states and represents that he has carefully read this Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act. The Executive hereby provides this Additional Release as of the date below and acknowledges that he will not be entitled to receive the Consideration set forth in the Agreement unless this Additional Release becomes effective and enforceable.

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further exchange for the Consideration, to which I acknowledge I would not be entitled if I did not enter into this Additional Release. I intend that this Additional Release will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

CARL MORRIS

Date:

To be signed and returned no earlier than the Separation Date but by the later of the Separation Date and the twenty-second (22nd) day after the Receipt Date.

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ATTACHMENT B

CONSULTING AGREEMENT

Incorporated by reference to Exhibit 10.2 of this Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2023.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 199219349v.3" "" ActiveUS 199219349v.3